                                                                       Exhibit 6

[Sutherland Asbill & Brennan LLP]


                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 for American Gateway Series, issued through the New England Variable Life Separate Account (File No. 33-65263). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                              SUTHERLAND ASBILL & BRENNAN LLP



                              By:  /s/ Kimberly J. Smith
                                   ----------------------
                                   Kimberly J. Smith

Washington, D.C.
April 26, 2000